NOTICE OF GUARANTEED DELIVERY

                                      for

                        TENDER OF SHARES OF COMMON STOCK
           (Including the Associated Preferred Stock Purchase Rights)

                                       of

                                PENNZOIL COMPANY

                                       to

                             RESOURCES NEWCO, INC.,
                          a wholly owned subsidiary of

                       UNION PACIFIC RESOURCES GROUP INC.

                   (Not To Be Used For Signature Guarantees)

     This revised Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.83 1/3 per share (including the associated Rights, as defined in the Offer to Purchase) (collectively, the "Shares"), of Pennzoil Company, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Supplement). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase and Section 2 of the Supplement.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

          By Mail:            Facsimile Transmission:       By Hand or Overnight
Tender & Exchange Department       (212) 815-6213                 Courier:
       P.O. Box 11248              (For Eligible        Tender & Exchange Department
   Church Street Station         Institutions Only)          101 Barclay Street
     New York, New York                                  Receive and Deliver Window
         10286-1248            Confirm by Telephone:      New York, New York 10286
                                   (800) 507-9357

                     -------------------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Resources Newco, Inc., a Delaware corporation and a wholly owned subsidiary of Union Pacific Resources Group Inc., a Utah corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 23, 1997, the Supplement dated October 7, 1997 and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, ____________ shares of Common Stock, par value $0.83 1/3 per share (the "Shares"), of Pennzoil Company, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase and Section 2 of the Supplement.

Signature(s)_______________________   Address(es)_______________________________

___________________________________   __________________________________________
                                                                      (Zip Code)

Name of Record Holder(s):__________   Area Code and Tel. No(s)._________________

___________________________________   Complete and check ONE box if Shares will
                                      be tendered by book-entry transfer:

Certificate No(s). (if available):

___________________________________   Account No. _______________ at


___________________________________   / /  The Depository Trust Company


___________________________________   / /  Philadelphia Depository Trust Company


___________________________________


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange, Inc. trading days after the date hereof.

                                      __________________________________________
                                      (Name of Firm)

                                      __________________________________________
                                      (Authorized Signature)

                                      __________________________________________
                                      (Name)

                                      __________________________________________
                                      (Address)

                                      __________________________________________
                                      (Zip Code)

                                      __________________________________________
                                      (Area Code and Telephone No.)

Dated: _____________

         NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
               CERTIFICATES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.